Consent of Independent Registered Public Accounting Firm

Nuance Communications, Inc.
Burlington, Massachusetts

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-128397 and 333-61862) and Form S-8 (Nos.333-229550, 333-224825, 333-215966, 333-211272, 333-201933, 333-188397, 333-182459, 333-179399, 333-178436, 333-164955, 333-157579, 333-151088, 333-151087, 333‑153911, 333-148684, 333-145971, 333-143465, 333-142183, 333-141819, 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, and 333-33464) of Nuance Communications, Inc. of our reports dated November 19, 2020, relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company’s change in method of accounting for leases due to the adoption of Accounting Standards Update 2016-02, "Leases") and the effectiveness of Nuance Communications, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts
November 19, 2020